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                                                                    EXHIBIT 23.2


We consent to the use of our report with respect to the balance sheets of Eagle Direct, Inc. as of December 31, 1997 and 1998, and the related statements of operations, changes in shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1998, included herein and to the reference to our firm under the heading "Experts" in the prospectus.


                                                KPMG LLP

Memphis, Tennessee
October 26, 1999